UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2015

Versartis, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36361	26-4106690
(State of or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4200 Bohannon Drive, Suite 250

Menlo Park, California

(Address of principal executive offices)

94025

(Zip Code)

Registrant’s telephone number, including area code: (650) 963-8580

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On January 6, 2015, we filed with the Securities and Exchange Commission a Registration Statement on Form S-1, in which we disclosed that our cash and cash equivalents were approximately $170.2 million as of December 31, 2014. In addition, we disclosed our results of operations attached hereto as Exhibit 99.1 for each of the eight quarterly periods ended December 31, 2013.

Item 8.01.	Other Events.

On January 8, 2015, we issued a press release titled “Versartis Initiates Global Phase 3 Study of VRS-317 in Children with Growth Hormone Deficiency,” a copy of which is furnished pursuant to Item 2.02 as Exhibit 99.2 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

99.1	Quarterly supplemental information for each of the eight quarterly periods ended December 31, 2013.

99.2	Press Release, dated January 8, 2015, titled “Versartis Initiates Global Phase 3 Study of VRS-317 in Children with Growth Hormone Deficiency.”

The information in this report, including the exhibits hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibits shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Versartis, Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 9, 2015		VERSARTIS, INC.

	By:	/s/ Joshua T. Brumm
Joshua T. Brumm
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Quarterly supplemental information for each of the eight quarterly periods ended December 31, 2013.

99.2	Press Release, dated January 8, 2015, titled “Versartis Initiates Global Phase 3 Study of VRS-317 in Children with Growth Hormone Deficiency.”